UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building

1 Church Street

Hamilton HM 11

Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aspen Insurance Holdings Limited (the “Company” or “Aspen”) today issued a press release announcing Mr. Matthew Botein’s decision to step down from Aspen’s Board of Directors due to increased professional responsibilities. Mr. Botein’s resignation was effective July 27, 2011.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

Aspen today issued a press release announcing Mr. Matthew Botein’s decision to step down from Aspen’s Board of Directors due to increased professional responsibilities, which has been attached as Exhibit 99.1.

Section 8 – Other Events

Item 8.01 Other Events

On July 27, 2011, Aspen issued a press release reporting its results for the quarter and six months ended June 30, 2011 in which it stated that unrealized gains in the available-for-sale investment portfolio, including equity securities, at the end of the second quarter of 2011 were $258.1 million, an increase of $52.1 million, pre-tax, from the end of the first quarter of 2011, primarily due to rising interest rates. This should have said that the increases were due to falling interest rates.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished under Item 7.01 as part of this report:

99.1	Press Release of the Registrant, dated July 28, 2011.

The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: July 28, 2011	By:	/s/ Richard Houghton
Name: Richard Houghton
Title: Chief Financial Officer

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